UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT F 1934

Date of Report: August 27, 2007

Commission File Number: 333-137978

BUCKINGHAM EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

1978 Vine Street, Suite 502
Vancouver, British Columbia, Canada, V6K 4S1
(Address of principal executive offices)

(604) 737 0203
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 27, 2007 Buckingham Exploration Inc. (OTC BB: BUKX) (“Buckingham”) entered into a binding option agreement (“Option Agreement”) with Proteus Mining Limited, a company organized under the laws of England and Wales (“Proteus”) to indirectly acquire 939 unpatented lode uranium mining claims, which include: 372 claims in Fremont County, 508 claims in Park County, 43 claims in Saguache County, 13 claims in San Juan County, and 3 claims in Teller

County; all located near Cañon City, Colorado, USA. The claims are collectively known as the “Proteus Claims”.

The structure of the transaction is such that, on August 1, 2007 Proteus entered into an option agreement to acquire the Proteus Claims from Pikes Peak Energy LLC. Upon exercising the option, Proteus assigned the newly acquired Proteus Claims to several of its subsidiaries (“Proteus Subsidiaries”).

On August 16, 2007 Buckingham entered into a non-binding letter of intent with Proteus with regards to the negotiation of the acquisition of the Proteus Subsidiaries and paid $250,000 to Proteus in anticipation of reaching a binding agreement (see report filed on Form 8-K on August 21, 2007).

On August 27, 2007 Buckingham entered into a binding Option Agreement pursuant to which Buckingham has acquired an option to purchase 100% of the issued and outstanding securities of the Proteus Subsidiaries, and thereby, acquire the Proteus Claims. Neither Proteus nor the Proteus Subsidiaries may sell or otherwise encumber the Proteus Claims during the term of the Option Agreement. In order to exercise the option and acquire 100% of the issued and outstanding securities of Proteus Subsidiaries, Buckingham must make the following payments to Proteus:

a.	$1,125,000 to be paid by August 22, 2007 (paid);
b.	$6,300,000 to be paid by November 28, 2007; and
c.

2,000,000 fully paid and non assessable common shares in the capital stock of Buckingham, free from all liens, charges and other type of encumbrance (but subject to Regulation S promulgated under the United States Securities Act of 1933, as amended) to be issued and delivered to Proteus by November 28, 2007.

If the payments are not made in accordance with the time periods set out above, the option will terminate and be of no further effect. However, if the payments are made by the due dates, then Buckingham will have exercised the option and Proteus shall immediately transfer to Buckingham all of the issued and outstanding securities of the Proteus Subsidiaries.

Upon Buckingham acquiring the Proteus Subsidiaries and therefore the Proteus Claims, Buckingham will be required to pay maintenance fees of approximately $175 per claim per year.

There was no material relationship between Buckingham or its affiliates and Proteus, other than in respect of the material definitive agreement entered into.

About the Property

The claims are located near Cañon City, Colorado, USA and are easily accessible by a number of paved roads and tracks. Cañon City is approximately an hour’s drive southwest of Colorado Springs and is home to the Cotter Corporation uranium mill. That mill suspended operation in 2001 and is currently in the process of refurbishment. Virtually all of the claims have been previously owned, drilled or worked on by one of the major uranium companies that operated in the area during the last uranium boom that took place in the late 70s and early 80s. Those companies included Union Carbide, Cypress Mining, Urania, Westinghouse and Cotter Corporation. Buckingham has opened a field office in Cañon City staffed by a project manager and has engaged the services of several experienced consultants in the areas of geology, geophysics, surveying and staking.

Item 7.01 Regulation FD Disclosure

On August 28, 2007 Buckingham issued a press release entitled “Buckingham Exploration Inc. announces binding agreement to acquire unpatented Colorado lode mining claims”. The press release is attached as Exhibit 99.1 hereto.

The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are included as part of this report:

10.1	Option Agreement dated August 27, 2007 between Buckingham Exploration Inc. and Proteus Mining Limited

99.1	Press release dated August 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2007	BUCKINGHAM EXPLORATION INC.
(Registrant)

By: /s/ C. Robin Relph
President